EXHIBIT 99.1

Hasbro Announces Organizational Changes and Provides Update on Fourth Quarter and Full-Year 2022 Financial Results

Company to Eliminate Approximately 1,000 Global Full-Time Positions in 2023 and Implement Leadership and Other Organizational Changes

Additional Details Will be Provided During Upcoming Financial Results Call
on February 16th

Pawtucket, R.I., January 26, 2023 -- Hasbro, Inc. (NASDAQ: HAS), a global branded entertainment leader, today announced leadership and organizational changes, including the elimination of approximately 15% of its global workforce this year. The reductions will start to take effect within the next several weeks. With these actions, along with ongoing systems and supply chain investments, the Company is on track to achieve its goal of $250-300M in annual run-rate cost savings by year-end 2025 to drive profitability and reinvestment in core brand growth.
"Despite strong growth in Wizards of the Coast and Digital Gaming, Hasbro Pulse, and our licensing business, our Consumer Products business underperformed in the fourth quarter against the backdrop of a challenging holiday consumer environment," said Chris Cocks, Hasbro chief executive officer.
“We are focused on implementing transformational changes aimed at substantially reducing costs and increasing our growth rates and profitability. While the full-year 2022, and particularly the fourth quarter, represented a challenging moment for Hasbro, we are confident in our Blueprint 2.0 strategy, unveiled in October, which includes a focus on fewer, bigger brands; gaming; digital; and our rapidly growing direct to consumer and licensing businesses. Through this strategy, we are putting the consumer at the center of everything we do, and our Operational Excellence program is on track to drive significant cost savings across the business and improve our overall competitiveness. These strategic pillars helped to improve our results, particularly operating profit margin and revenue growth in key categories, in a challenging fourth quarter, and lay the groundwork for continued progress in 2023.”

Preliminary Financial Results
Fourth Quarter 2022 Selected Preliminary Results
•Preliminary fourth quarter 2022 revenue of approximately $1.68 billion, down 17% year-over-year; down approximately 14% in constant currency.
•Wizards of the Coast and Digital Gaming segment revenue of approximately $339 million, up 22% year-over-year; Consumer Products segment revenue of approximately $1.0 billion, down 26% year-over-year; and Entertainment segment revenue of approximately $335 million, down 12% year-over-year.
•Preliminary operating loss margin of 8.3% to 7.5%; Preliminary adjusted operating profit margin of 15.8% to 16.0%, excluding total pre-tax charges of approximately $300 million associated with changes in entertainment and business plans as part of the Blueprint 2.0 strategy, approximately $21 million in pre-tax charges related to amortization of costs from the eOne acquisition, and cash charges of approximately $78 million associated with workforce reductions and related fees associated with the execution of the Blueprint 2.0 strategy.
•Preliminary earnings loss per share of $1.00 to $0.93; Preliminary adjusted earnings per diluted share of $1.29 to $1.31, excluding the impact of the charges set forth above.
Full-Year 2022 Selected Preliminary Results
•Preliminary full-year 2022 revenue of approximately $5.86 billion, down 9% year-over-year; down approximately 6% in constant currency.

•Wizards of the Coast and Digital Gaming segment revenue of approximately $1.33 billion, up 3% year-over-year; Consumer Products segment revenue of approximately $3.57 billion, down 10% year-over-year; and Entertainment segment revenue of approximately $959 million, down 17% year-over-year and down 12% excluding $65 million of revenue associated with the music business which was sold in 2021.
•Preliminary operating profit margin of 6.7% to 7.0%; Preliminary adjusted operating profit margin of 15.7% to 15.8%, excluding total pre-tax charges of approximately $520 million, including the Q4 charges described above and $120 million recognized through the third quarter 2022.
•Preliminary earnings per diluted share of $1.40 to $1.46; Preliminary adjusted earnings per diluted share of $4.43 to $4.45, excluding the impact of the charges set forth above.

Leadership and Organizational Changes
In October 2022, the Company announced a goal of delivering $250-300 million in annualized run-rate cost savings by year-end 2025. In alignment with this program’s objectives, the Company is undertaking organizational changes that will result in the elimination of approximately 1,000 positions from its global workforce this year, or approximately 15% of global full-time employees. The changes will include a new organizational model, commercial alignment, and leadership changes that the Company will discuss in more detail on its upcoming earnings conference call.
“The elimination of these positions will impact many loyal Hasbro employees, and we do not undertake this process lightly. However, the changes are necessary to return our business to a competitive, industry-leading position and to provide the foundation for future success,” said Cocks.
As part of these organizational and commercial changes, Eric Nyman, president and chief operating officer, is departing Hasbro. At this time, the Consumer Products business will report directly to the CEO.
“We are grateful for Eric’s dedication to Hasbro over the last 18 years and the leadership he has provided. On behalf of everyone at Hasbro, we wish him well in his future endeavors,” said Cocks.
These preliminary results for 2022 are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s quarter and year-end procedures. Hasbro’s preliminary financial results should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on these preliminary financial results. Hasbro’s independent registered public accounting firm has not audited the preliminary financial results included in this press release or expressed any opinion or other form of assurance on such preliminary financial results. In addition, items or events may be identified or occur after the date of this press release due to the completion of operational and financial closing procedures, final audit adjustments and other developments that may require Hasbro to make material adjustments to the preliminary financial results included in this press release.

Conference Call & Webcast
Hasbro will webcast its fourth quarter and full-year 2022 earnings conference call on Thursday, February 16, 2023, at 8:30 a.m. Eastern Time. The webcast and the accompanying presentation slides will be available to investors and the media on Hasbro’s Investor Relations home page at https://investor.hasbro.com/. A replay of the call will be available at the same location approximately two hours following completion of the event.
Certain financial and statistical information included in the webcast, such as information required by Regulation G, will be available at the time of the webcast on Hasbro’s Investor Relations website at https://investor.hasbro.com.

About Hasbro
Hasbro is a global branded entertainment leader whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through gaming, consumer products and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.
Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit corporate.hasbro.com.
© 2023 Hasbro, Inc. All Rights Reserved.

Forward-Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our preliminary results for the quarter and year ended December 25, 2022; anticipated write-downs related to impairment of certain assets due to changes in our entertainment and business plans; charges related to amortization of costs from the eOne acquisition; our cost savings initiatives and the ability to achieve our anticipated cost savings objectives; and organizational and leadership changes. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to: the risk that we may identify items or events after the date of this press release due to the completion of operational and financial closing procedures, final audit adjustments, or other developments that would require Hasbro to make adjustments to the preliminary financial results included in this press release; our ability to successfully execute our Blueprint 2.0 strategy, including to focus on and scale select business initiatives and brands to drive profitability; our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives; risks related to our leadership and organizational changes; our ability to attract and retain talented and diverse employees; risks relating to the impairment and/or write-offs of businesses, brands, products and content we acquire and produce; risks relating to investments, acquisitions and dispositions, including the ability to realize the anticipated benefits of acquired assets or businesses or consummate a successful sale of parts of our non-core film and television business; and other risks set forth in our filings with the Securities Exchange Commission.
The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures The press release includes certain non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit margin and Adjusted net earnings per diluted share, which exclude: (i) for the fourth quarter of 2022, an aggregate of approximately $400 million of charges, consisting of approximately $300 million in Operational Excellence charges associated with changes in entertainment and business plans as part of the Blueprint 2.0 strategy, Operational Excellence cash charges of approximately $78 million associated with workforce reductions and related fees associated with the execution of the Blueprint 2.0 strategy, and approximately $21 million of pre-tax Acquired Intangible Amortization charges related to amortization of costs from the eOne acquisition, and (ii) for the year ended December 25, 2022, approximately $520 million of charges, consisting of the Q4 2022 charges described above, and additional Operational Excellence charges of $120 million recognized through Q3 2022 relating to charges associated with the Blueprint 2.0 strategy, including loss on assets held for sale, employee-related charges, related expenses and asset impairments. Management believes that Adjusted net earnings per diluted share and Adjusted operating profit margin provide investors with an understanding of the underlying performance of our business absent unusual events. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

HAS-E
Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Allison McEneaney | Hasbro, Inc. | (917)-957-2421 | allison.mceneaney@hasbro.com